                                                                     EXHIBIT 4.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                    THE AMENDED AND RESTATED CERTIFICATE OF
                                  INCORPORATION
                                       OF
                                  K-SWISS INC.
                            (A DELAWARE CORPORATION)

     (Pursuant to Section 242 of the General Corporation Law of the State of
                                   Delaware)

       K-SWISS Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

       FIRST:    The Board of Directors of the Corporation, by unanimous written consent, adopted a resolution setting forth and declaring a proposed amendment to the Corporation's Amended and Restated Certificate of Incorporation to be advisable and calling for consideration thereof by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

       WHEREAS, the Board of Directors deems it appropriate and in the best interests of the Corporation and its stockholders to increase the number of shares of Class A Common Stock that the Corporation is authorized to issue;

       WHEREAS, under the Corporation's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), the affirmative vote of 80% of the Voting Power (as defined therein) of the Corporation is required to effect the proposed amendment to the Restated Certificate of Incorporation to increase the Corporation's authorized share capital;

       WHEREAS, under the General Corporation Law of the State of Delaware, the affirmative vote of the holders of a majority of the Corporations's Class A Common Stock is required to increase the number of shares of Class A Common Stock that the Corporation is authorized to issue under the Restated Certificate of Incorporation; and

       WHEREAS, under the General Corporation Law of the State of Delaware, to effect an increase in the authorized share capital of the Corporation, the Board of Directors is required to adopt a resolution setting forth the amendment to the Restated Certificate of Incorporation and then to propose the amendment for approval by the stockholders of the Corporation;

       NOW, THEREFORE, BE IT RESOLVED, that, upon approval by holders of the requisite number of shares of the Corporation's Common Stock pursuant to the Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware, Section I of Article V of the Corporation's Restated Certificate of Incorporation shall be amended and restated as follows:

          "SECTION 1. Number of Authorized Shares. The total number of shares of
                      ---------------------------
     all classes of stock that the Corporation shall have authority to issue is forty-eight million (48,000,000) shares, consisting of forty-six million (46,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and two million (2,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

          Further, the second sentence of SECTION 2 of Article V of the Corporation's Amended and Restated Certificate of Incorporation shall be amended and restated as follows:

          "The authorized number of shares of Class A Common Stock, shall be thirty-six million (36,000,000), and the authorized number of shares of Class B Common Stock shall be ten million (10,000,000); provided, that (a) the authorized number of shares of Class A Common Stock shall be increased by any concurrent decrease determined by the Board of Directors in the authorized number of shares of Class B Common Stock and (b) the authorized number of shares of Class A Common Stock shall not be reduced, and the authorized number of shares of Class B Common Stock shall not be increased."

     SECOND: In excess of 80% of the Voting Power of the Corporation considered and voted in favor of the amendment.

     THIRD: Said amendment was duly adopted by the stockholders of the corporation at the Corporation's Annual Meeting of Stockholders on May 23, 2002.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 13th day of June, 2002.

                                K-SWISS INC.

                                By:  /s/ George Powlick
                                   -----------------------
                                   George Powlick
                                   Secretary of K-SWISS Inc.

                           CERTIFICATE OF CORRECTION

                         Certificate of Correction Filed
                            To Correct The Restated
                        Certificate of Incorporation of

                                  K-SWISS INC.

                    Filed in the Office of The Secretary of
                     State of Delaware on June 8, 1990, And
                     Recorded in The Office of the Recorder
                    of Deeds For New Castle County, Delaware
                                On June 11, 1990

        Steven Nichols and George Powlick hereby certify that:

        1. They are the President and Secretary, respectively, of K-Swiss Inc., a Delaware corporation (the "Corporation").

        2. A Restated Certificate of Incorporation (the "Restated Certificate") of the Corporation was filed by the Secretary of State of Delaware on June 8, 1990 and recorded in the Office of the Recorder of Deeds of New Castle County on June 11, 1990, and said Restated Certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

        3.  The inaccuracy or defect of said Restated Certificate is as follows:
Article V, Section 2 of said Restated Certificate refers to the Certificate of Designations of Class A Common Stock (the "Class A Designations"), which was originally filed by the Secretary of State of Delaware on May 3, 1990 and recorded in the Office of the Recorder of Deeds of New Castle County on May 11, 1990, and the Certificate of Designations of Class B Common Stock (the "Class B Designations" and collectively with the Class A Designations, the "Certificates of Designations"), which was originally filed by the Secretary of State of Delaware on May 3, 1990 and recorded in the Office of the Recorder of Deeds in New Castle County on May 11, 1990. Article V, Section 2 of said Restated Certificate does not set forth in full the provisions of the Certificates of Designations. Said Certificates of Designations remained in full force and effect notwithstanding the filing of said Restated Certificate, and it was not the intent of the filing of said Restated Certificate to supersede said Certificates of Designations. This Certificate of Correction reflects the intent of the Board of Directors and the stockholders of the Corporation, and the effect of the action of the Corporation, in adopting and filing said Restated Certificate, which incorporates by reference the Certificates of Designations. On the basis of the foregoing, Article V, Section 2 of said Restated Certificate is corrected to read, in its entirety, as follows:

        Section 2. Common Stock.
                   ------------

        The Common Stock shall consist solely of "Class A Common Stock" and "Class B Common Stock." The authorized number of shares of Class A Common Stock shall be eighteen million (18,000,000) and the authorized number of shares of Class B Common Stock shall be ten million (10,000,000); provided that (a) the authorized number of shares of Class A Common Stock shall be increased by any concurrent decrease determined by the

Board in the authorized number of shares of Class B Common Stock and (b) the authorized number of shares of Class A Common Stock shall not be reduced and the authorized number of shares of Class B Common Stock shall not be increased. Subject to the foregoing, the Board is hereby authorized to fix the designations, powers and preferences, and relative, participating, optional or other rights, if any, of the Class A Common Stock and of the Class B Common Stock and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board or the percentage of members, if any, of the Board each class or series of Common Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of the Class A Common Stock and the Class B Common Stock. The Board of Directors of the Corporation may authorize the issuance of shares of Class A Common Stock and shares of Class B Common Stock, from time to time, subject to the foregoing and to provisions of the Certificate of Designations of Class A Common Stock and the Certificate of Designations of Class B Common Stock, respectively. Notwithstanding the foregoing, the Board shall have no power to alter the rights with respect to Class A Common Stock or Class B Common Stock once such rights have been fixed by the Board. The Board of Directors of the Corporation has previously fixed the designations, powers and preferences, and relative, participating, optional and other rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof, as follows:

Section 2.1  Designations of Class A Common Stock.
             ------------------------------------

       Section 2.1.1  Dividends and Distributions.
                      ----------------------------

       The holders of shares of Class A Common Stock, along with holders of shares of Class B Common Stock and the holders of any other duly designated class or series of the Corporation's Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor, provided that each share of Class A Common Stock and Class B Common Stock shall be equal in respect of rights to dividends and other distributions in cash, stock or property of the Corporation, and provided that in the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock, including distributions pursuant to stock split-ups or divisions of Class A Common Stock or Class B Common Stock which occur after the first date upon which the Corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock, unless the Board of Directors of the Corporation determines in its discretion that it is more desirable to distribute shares of Class A Common Stock with respect to Class B Common Stock, in which case shares of Class A Common Stock shall be distributed with respect to Class B Common Stock.

     Section 2.1.2 Voting Rights. The holders of shares of Class A Common Stock
                   -------------
shall have the following voting rights:

          (a) Each share of Class A Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (b) Except as otherwise provided in this Certificate of Incorporation or by law, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation; provided, however, that in the election of directors the holders of shares of Class A Common Stock shall vote as one separate class and the holders of shares of Class B Common Stock shall vote as one separate class.

          (c) In the election of directors, the holders of shares of Class A Common Stock shall have the following voting rights:

          Commencing with the first annual meeting of stockholders held after the issuance of shares of Class A Common Stock, the holders of shares of Class A Common Stock shall be entitled to elect two of the directors of the Corporation; provided, however, that (A) if the authorized number of directors of the Corporation, excluding the number of directors, if any, authorized pursuant to the second sentence of Article VIII of this Certificate of Incorporation, is greater than or equal to 11 and less than or equal to 15, the holders of shares of Class A Common Stock shall be entitled to elect three of the directors of the Corporation; and (B) if the authorized number of directors of the Corporation, excluding the number of directors, if any, authorized pursuant to the second sentence of Article VIII of this Certificate of Incorporation, is greater than 15, the holders of shares of

Class A Common Stock shall be entitled to elect four of the directors of the Corporation. Notwithstanding the foregoing, if at any time no shares of Class B Common Stock are outstanding, holders of Class A Common Stock shall be entitled to elect all of the directors of the Corporation (excluding directors, if any, authorized pursuant to the second sentence of Article VIII of this Certificate of Incorporation). The directors so elected by holders of shares of Class A Common Stock, voting as a class, shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Class A Common Stock under the voting rights set forth in this paragraph is up for election, said class voting rights shall apply in the reelection of such director or in the election of such director's successor.

          (d) Nothing herein shall prevent the Board of Directors from taking any action (i) to fix or alter the voting powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions of the Class A Common Stock, provided that at the time such action becomes effective, no shares of Class A Common Stock shall have been issued, or (ii) to increase the number of authorized shares of Class A Common Stock in a number equal to any concurrent decrease in the number of authorized shares of Class B Common Stock; provided that the Board of Directors may not take any action to decrease the number of authorized shares of Class A Common Stock. Any shares of Class A Common Stock purchased or otherwise acquired by the Corporation may be held as treasury shares or may be retired and canceled and reissued.

     Section 2.1.3 Liquidation Dissolution or Winding Up. In the event of any
                   -------------------------------------
dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in any resolution or resolutions provided for the issuance of such series, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, before any of the assets of the Corporation shall be distributed or paid over to the holders of Class A Common Stock or Class B Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets of the Corporation shall be divided among and paid ratably to the holders of Class A Common Stock and Class B Common Stock.

     Section 2.1.4 No Redemption. The shares of Class A Common Stock shall not
                   -------------
be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Class A Common Stock in any other manner permitted by law or by this Certificate of Incorporation.

     Section 2.1.5 Nonconvertibiity of Class A Common Stock. The shares of
                   ----------------------------------------
Class A Common Stock shall not be convertible into any other class or series of the Corporation's securities.

     Section 2.1.6 Amendment. This Certificate of Incorporation shall not be
                   ---------
amended in any manner that would materially and adversely alter or change the powers or special rights of the Class A Common Stock without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Class A Common Stock.

Section 2.2 Designations of Class B Common Stock.
            ------------------------------------

     Section 2.2.1 Dividends and Distributions.
                   ---------------------------

             The holders of shares of Class B Common Stock, along with holders of shares of Class A Common Stock and the holders of any other duly designated class or series of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor, provided that each share of Class A Common Stock and Class B Common Stock shall be equal in respect of rights to dividends and other distributions in cash, stock or property of the Corporation, and provided that in the case of dividends or other distributions payable in Class B Common Stock or Class A Common Stock, including distributions pursuant to stock split-ups or divisions of Class B Common Stock or Class A Common Stock which occur after the first date upon which the Corporation has issued shares of both Class B Common Stock and Class A Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock, unless the Board of Directors of the Corporation determines in its discretion that it is more desirable to distribute shares of Class A Common Stock with respect to Class B Common Stock, in which case shares of Class

A Common Stock shall be distributed with respect to Class B Common Stock.

     Section 2.2.2. Voting Rights. The holders of shares of Class B Common Stock
                    -------------
shall have the following voting rights:

         (a) Each share of Class B Common Stock shall entitle the holder thereof to ten votes on all matters submitted to a vote of the stockholders of the Corporation.

         (b) Except as otherwise provided in this Certificate of Incorporation or by law, the holders of shares of Class B Common Stock and the holders of shares of Class A Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation; provided, however, that in the election of directors the holders of shares of Class B Common Stock shall vote as one separate class and the holders of shares of Class A Common Stock shall vote as one separate class.

         (c) In the election of directors, the holders of shares of Class B Common Stock shall have the following voting rights:

         So long as any shares of Class B Common Stock are outstanding, the holders of shares of Class B Common Stock shall be entitled to elect all of the directors at the first annual meeting of stockholders of the Corporation; provided, however, that so long as any shares of Class B Common Stock are outstanding after the issuance by the Corporation of shares of Class A Common Stock, the holders of Class B Common Stock shall be entitled to elect all of the directors except that number of directors entitled to be elected by holders of Class A Common Stock. The directors so elected by holders of shares of Class B Common Stock, voting as a class, shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Class B Common Stock under the voting rights set forth in this paragraph is up for election, said class voting rights shall apply in the reelection of such director or in the election of such director's successor.

         (d) Nothing herein shall prevent the Board of Directors from taking any action (i) to fix or alter the voting powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions of the Class B

Common Stock, provided that at the time such action becomes effective, no shares of Class B Common Stock shall have been issued, or (ii) to decrease the number of authorized shares of Class B Common Stock in a number equal to any concurrent increase in the number of authorized shares of Class A Common Stock, but not below the number of shares of Class B Common Stock then outstanding; provided that the Board of Directors may not take any action to increase the number of authorized shares of Class B Common Stock. Any shares of Class B Common Stock purchased or otherwise acquired by the Corporation shall be retired and canceled and shall not be reissued.

     Section 2.2.3 Transfer of Class B Stock.
                   --------------------------

          A. Except as provided in Section 2.2.3(B) hereof or pursuant to a written proxy executed on the Record Date (as defined in Section 2.2.3(A)(iii) below) and disclosed in writing to the Corporation on or before the Record Date, no person holding shares of Class B Common Stock or any beneficial interest therein (a "Class B Holder") may voluntarily or involuntarily transfer (including without limitation the power to vote such Class B Shares by proxy or otherwise), sell, assign, devise or bequeath any of such Class B Holder's interest in his Class B Shares, and the Corporation and the transfer agent for the Class B Common Stock, if any (the "Transfer Agent"), shall not register the transfer of such shares of Class B Common Stock, whether by sale, grant of proxy, assignment, gift, devise, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Holder which term shall include the Corporation and shall have the following additional meanings in the following cases:

               (i) In the case of a Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means: (a) the spouse of such Class B Holder (the "Spouse"); (b) a lineal descendant of a great grandparent of such Class B Holder or of the Spouse (a "Descendant"); (c) the trustee of a trust (including a voting trust) for the benefit of such Class B Holder, the Spouse, other Descendant, or an organization contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization"), and for the benefit of no other person; provided that such trust may grant a general or special power of appointment to the Spouse or to the Descendants and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estate of such Class B Holder payable by reason of the death of such Class B Holder or the death of the Spouse or a

Descendant, and that such trust (subject to the grant of a power of appointment as provided above) must prohibit transfer of shares of Class B Common Stock or a beneficial interest therein to persons other than Permitted Transferees as defined in subparagaph (ii) of this Section 2.2.3(A) (a "Trust"); (d) a Charitable Organization established by such Class B Holder or a Descendant; (e) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which such Class B Holder is a participant or beneficiary, provided that such Class B Holder is vested with the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an "IRA"); (f) a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that such Class B Holder is vested with the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust, (a "Plan"); (g) a corporation all of the outstanding capital stock of which is owned by, or a partnership all of the partners of which are, such Class B Holder, the Spouse and/or other Descendants, provided that if any share (or any interest in any share) of capital stock of such a corporation (or of any survivor of a merger or consolidation of such corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into shares of Class A Common Stock and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock in the manner set forth in Section 2.2.4(C) hereof; and (h) in the event of the death of such Class B Holder, such Class B Holder's estate.


                (ii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee of an IRA, a Plan or a Trust other than a Trust described in subparagraph (iii) of this Section 2.2.3(A), "Permitted Transferee" means: (a) the participant or beneficiary of such IRA, such Plan or such Trust, or the person who transferred such shares of Class B Common Stock to such IRA, such Plan or such Trust, and (b) a Permitted Transferee of any such person or persons determined pursuant to subparagraph (i) of this Section 2.2.3(A).

       (iii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a Trust which was irrevocable on the Record Date (as defined below), "Permitted Transferee" means any person as of the Record Date to whom or for whose benefit principal may be distributed either during or at the end of the term of such Trust whether by power of appointment or otherwise. For purposes of this Certificate of Incorporation, there shall be one "Record Date," which date shall be the record date for determining the persons to whom the Class B Common Stock is first distributed by the Corporation other than the date on which the Corporation first distributed Class B Common Stock to a corporation that immediately after such distribution owned all of the issued and outstanding shares of capital stock of the Corporation.

       (iv) In the case of Class B Holder holding record (but not beneficial) ownership of the shares of Class B Common Stock in question as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to subparagraphs (i), (ii), (iii), (v) or
(vi) of this Section 2.2.3(A), as the case may be.

       (v) In the case of a Class B Holder which is a partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means any partner of such partnership, provided that such partner was a partner in the partnership at the time it first became a Class B Holder.

       (vi) In the case of a Class B Holder which is a corporation other than a Charitable Organization described in clause (d) of subparagraph (i) of this
Section 2.2.3(A) holding record and beneficial ownership of the shares of Class B Common Stock in question (a "Corporate Holder"), "Permitted Transferee" means
(a) any shareholder of such Corporate Holder as of the Record Date or any Permitted Transferee of any such shareholder determined pursuant to subparagraph
(i) of this Section 2.2.3(A); and (b) the survivor (the "Survivor") of a merger or consolidation of such Corporate Holder, so long as such Survivor is controlled, directly or indirectly, by those shareholders of the Corporate Holder who were shareholders of such Corporate Holder as of the Record Date or any Permitted Transferees of such shareholders determined pursuant to subparagraph (i) of this Section 2.2.3(A).

          (vii) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent
Class B Holder, and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to subparagraphs (i), (v) or (vi) of this Section 2.2.3(A), as the case may be.

     B. Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, registered in the name of or voted by the pledgee and shall remain subject to the provisions of this Section 2.2.3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

     C. For purpose of this Section 2.2.3:

          (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.

          (ii) Each joint owner of shares or owner of a community property interest in shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

          (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class B Holder of such shares.

          (iv) Unless otherwise specified, the term "person" means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, trusts and all other entities.

     D. Any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect, and the purported transferee shall have no rights as a stockholder of the Corporation and no other rights against or with respect to the Corporation. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common

Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in the Certificate of Designations of Class B Common Stock previously filed by the Corporation with the Secretary of State of the State of Delaware.

     Section 2.2.4 Conversion of Class B Common Stock.
                   ----------------------------------

             A. Each share of Class B Common Stock, at the option of its holder, may at any time be converted into one (1) fully paid and nonassessable share of Class A Common Stock, subject to adjustment as set forth in paragraph E of this
Section 2.2.4. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to paragraph G of this Section 2.2.4.

             B. If, on the record date for any annual meeting of stockholders, the number of shares of Class B Common Stock then outstanding is less than 10% of the aggregate number of shares of Class B Common Stock and Class A Common Stock then outstanding, as determined by the Secretary of the Corporation, each share of Class B Common Stock then issued or outstanding shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock (subject to adjustment as set forth in paragraph E of this Section 2.2.4), and each share of Class B Common Stock then authorized but unissued shall thereupon automatically be deemed an authorized but unissued share of Class A Common Stock (subject to adjustment as set forth in paragraph E of this Section 2.2.4). Upon making such determination, the Secretary of the Corporation shall promptly request from each holder of record of shares of Class B Common Stock that each such holder promptly deliver, and such holder shall promptly deliver, certificates representing all shares of

         Class B Common Stock held by such holder to the Corporation for conversion hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps of funds therefor, if required pursuant to paragraph G of this Section 2.2.4.

                  C. If the beneficial ownership (as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of any share or any interest in any share of Class B Common Stock changes, voluntarily or involuntarily, such that each new beneficial owner of such share of Class B Common Stock is not a "Permitted Transferee" (as defined in Section 2.2.3(A) hereof) of the beneficial owner of such share of Class B Common Stock immediately prior to such change in beneficial ownership, then each such share of Class B Common Stock shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock (subject to adjustment as set forth in paragraph E of this Section 2.2.4). A determination by the Secretary of the Corporation that a change in beneficial ownership requires conversion under this paragraph shall be conclusive. Upon making such determination, the Secretary of the Corporation shall promptly request from the holder of record of each such share of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for conversion hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to paragraph G of this Section 2.2.4.

                  D. As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in paragraphs A, B or C, as applicable, of this
         Section 2.2.4 and the payment in cash of any amount required by the provisions of paragraphs A, B or C and G of this Section 2.2.4, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under paragraph A of this Section 2.2.4, such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock. In the case of a conversion under paragraph B of this Section 2.2.4, such conversion shall be deemed to have occurred on the record date for such annual meeting on which the condition set forth in paragraph B is determined by the Secretary of the Corporation to have been met. In the case of a conversion under paragraph C of this Section 2.2.4, such conversion shall be deemed to have been made on the date that the beneficial ownership of such share has changed as set forth in paragraph C. Upon the date any conversion under paragraph A of this
          Section 2.2.4 is made, and all rights of the holder of such shares as such holder shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which stock transfer books are open. Upon the date any conversion under paragraph B of this Section 2.2.4 is made, all rights of the holders of shares of Class B Common Stock shall cease, and such holders shall be treated for all purposes as having become the record holders of such shares of Class A Common Stock at such time. Upon the date any conversion under paragraph C of this Section 2.2.4 is made, all rights of the holder of such shares as such holder shall cease at such time, and new beneficial owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time.

               E. In the event that the Corporation shall issue shares of Class A Common Stock to the holders of Class A Common Stock as a stock dividend or stock split, or in the event that the Corporation reduces the number of outstanding shares of Class A Common Stock in a reserve stock split or stock combination, then the number of shares of Class A Common Stock issuable upon conversion of a share of Class B Common Stock shall be adjusted such that the holder of the shares of Class B Common Stock shall receive the number of shares of Class A Common Stock that such holder would have received if such conversion had occurred immediately prior to the record date for the first such stock split, stock dividend, reverse stock split or stock combination of the Class A Common Stock, as the case may be. In the event that the Corporation shall issue shares of Class B Common Stock to the holders of Class B Common Stock as a stock dividend or stock split, or in the event that the Corporation reduces the number of outstanding shares of Class B Common Stock in a reverse stock split or stock combination, then the number of shares of Class A Common Stock issuable upon conversion of a share of Class B Common Stock shall be adjusted such that the holder of shares of Class B Common Stock shall receive the number of shares of Class A Common Stock that such holder would have received if such conversion had occurred immediately prior to the record date for the first such stock split, stock dividend, reverse stock split or stock combination of the Class B Common Stock, as the case may be. No adjustment in respect of dividends (other than stock dividends) shall be made upon the conversion of any share of Class B Common Stock, provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend (other than a stock dividend) or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend (other than a stock dividend) or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend (other than a stock dividend) due on such date.

               F. The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common

          Stock which shall be issued upon conversion of the shares of fully paid and nonassessable Class B Common Stock, will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

                    G. The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

               Section 2.2.5 Liquidation, Dissolution and Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in any resolution or resolutions provided for the issuance of such series, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, before any of the assets of the Corporation shall be distributed or paid over to the holders of Class B Common Stock or Class A Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets of the Corporation shall be divided among and paid ratably to the holders of Class B Common Stock and Class A Common Stock.

               Section 2.2.6 No Redemption. The shares of Class B Common Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Class B Common Stock in any other manner permitted by law or this Certificate of Incorporation.

               Section 2.2.7 Issuances of Class B Common Stock. Notwithstanding anything herein to the contrary, the Corporation shall not issue or reissue any shares of Class B Common Stock (other than pursuant to a contractual obligation of the Corporation to The Biltrite Corporation, a Delaware corporation, which contractual obligation exists as of the Record Date (as defined in Section 2.2.3 hereof) or pursuant to a stock split, stock combination or stock dividend) without the prior affirmative vote of the holders of at least 85% of the outstanding shares of Class B Common Stock and the holders of at least a majority of the outstanding shares of Class A Common Stock.

               Section 2.2.8 Amendment. This Certificate of Incorporation shall not be amended in any manner that would materially and adversely alter or change the powers or special rights of the Class B Common Stock without the affirmative vote of the holders of at least 85% of the outstanding shares of Class B Common Stock.

          We further declare under penalty of perjury that the matters set forth in this Certificate of Correction are true and correct of our own knowledge.

Dated: June 15, 1993


                                        /s/  Steven Nichols
                                        ----------------------------------
                                        Steven Nichols, President

Attest:


/s/  George Powick
-------------------------------------
George Powick, Secretary

                                    RESTATED
                        CERTIFICATE OF INCORPORATION OF
                                  K-SWISS INC.

     ARTICLE I: Name

     The name of the Corporation is K-Swiss Inc.


     ARTICLE II: Definitions

     For purposes of this Certificate of Incorporation, the following terms shall have the meanings indicated:

          (A) "Board" shall mean the Board of Directors of the Corporation.

          (B) "Sale" shall mean any merger or consolidation of the Corporation or any sale, lease or other disposition of all or substantially all of the Corporation's assets.

          (C) "Voting Power," with respect to any matter, means the aggregate number of votes of all classes or series of capital stock of the Corporation eligible to be cast with respect to such matter voting as a single class.


     ARTICLE III: Registered Office

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

     ARTICLE IV: Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         ARTICLE V: Authorized Capital Stock

         SECTION 1. Number of Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is thirty million (30,000,000) shares, consisting of twenty-eight million (28,000,000) shares of common stock, par value $.01 per share ("the Common Stock"), and two million (2,000,000) shares of preferred stock, par value $.01 per share ("the Preferred Stock").

         SECTION 2. Common Stock.

         The Common Stock shall consist solely of "Class A Common Stock" and "Class B Common Stock." The authorized number of shares of Class A Common Stock shall be eighteen million (18,000,000) and the authorized number of shares of Class B Common Stock shall be ten million (10,000,000); provided that (a) the authorized number of shares of Class A Common Stock shall be increased by any concurrent decrease determined by the Board in the authorized number of shares of Class B Common Stock and (b) the authorized number of shares of Class A Common Stock shall not be reduced and the authorized number of shares of Class B Common Stock shall not be increased. Subject to the foregoing, the Board is hereby authorized to fix the designations, powers and preferences, and relative, participating, optional or other rights, if any, of the Class A Common Stock and of the Class B Common Stock and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board or the percentage of members, if any, of the Board each, class or series of Common Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of the Class A Common Stock and the Class B Common Stock. The Board of Directors of the Corporation may authorize the issuance of shares of Class A Common Stock and shares of Class B Common Stock, from time to time, subject to the foregoing and to provisions of the Certificate of Designations of Class A Common Stock and the Certificate of Designations of Class B Common Stock, respectively. Notwithstanding the foregoing, the Board shall have no power to alter the rights with respect to Class A Common Stock or Class B Common Stock once such rights have been fixed by the Board.

     SECTION 3. Preferred Stock. The Board of Directors of the Corporation may authorize the issuance of shares of Preferred Stock from time to time in one or more series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, or the Board or the percentage of members, if any, of the Board each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any series and the designation thereof, and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding. Notwithstanding the foregoing, the Board shall have no power to alter the rights of any shares of Preferred Stock then outstanding.

     SECTION 4. Distributions Upon Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation in accordance with applicable law, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in the resolution or resolutions creating such series and providing for the issuance of such shares, plus an amount equal to all dividends accrued and upaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of shares of each class or series of Common Stock and shares of Common Stock without class or series in accordance with the resolution or resolutions of the Board creating such classes and series and providing for the issuance of such shares. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders of Preferred Stock in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section 4.

       ARTICLE VI: Annual Meetings of Stockholders

       The annual meeting of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Corporation. Subject to any requirement of applicable law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

       ARTICLE VII: Call of Special Meetings of Stockholders

       Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President or a majority of the members of the Board. Special meetings of stockholders of the Corporation may not be called by any other person or persons or in any other manner.

       ARTICLE VIII: Number of Directors

       The number of directors that shall constitute the whole Board shall be as specified in Section 3.2 of the Bylaws of the Corporation, as the same may be amended from time to time, but in no event shall such number be less than three
(3) nor greater than twenty (20). Notwithstanding the foregoing, during any period in which the holders of any one or more series of Preferred Stock, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues, (A) the then otherwise authorized number of directors shall be increased by such specified number of directors and the holders of shares of such series of Preferred Stock, voting as a class, shall be entitled to elect such specified number of directors in accordance with the procedure set forth in the resolution or resolutions of the Board creating such series and providing for the issuance of such shares and (B) each such additional director shall serve until his or her successor shall be elected and shall qualify, or until his or her right to hold such office terminates pursuant to the resolution or resolutions of the Board creating such series of Preferred Stock and providing for the issuance of shares of such series, whichever occurs earlier. Whenever the holders of shares of such series of Preferred Stock are divested of such right to elect directors pursuant to the resolution or resolutions of the Board creating such series and providing for the issuance of such shares, the terms of office of all directors elected by the holders of such series of Preferred Stock pursuant to such rights, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         ARTICLE IX: Stockholder Action by Written Consent

         Any election of directors or other action by the stockholders of the Corporation may be effected at an annual or special meeting of stockholders or by written consent in lieu of such a meeting. The record date with respect to the determination of stockholders entitled to consent in writing to any action shall be the first date on which a signed written consent setting forth the action to be taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any action by written consent shall be deemed effective as of the first day on which written consents signed by a sufficient number of holders to take such action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any delivery under this Article IX to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     ARTICLE X: Election of Directors

     SECTION 1. Term of Office. At each annual meeting of stockholders of the Company, directors shall be elected to hold office until the next annual meeting. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     SECTION 2. Stockholder Nominees. Nominations by stockholders of persons for election to the Board shall be made only in accordance with the procedures set forth in the Bylaws of the Corporation.

     ARTICLE XI: Liability and Indemnification

     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (provided that the effect of any such amendment shall be prospective only) (the "Delaware law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     ARTICLE XII: Amendment of Corporate Documents

     SECTION 1. Certificate of Incorporation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Common Stock or Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Certificate of Incorporation (other than any Change that relates solely to Articles I, III or VI hereof) must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of at least 66-2/3% of the Voting Power. Subject to the foregoing, the Corporation reserves the right to alter, amend, repeal or rescind any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law.

       SECTION 2. Bylaws. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of any series of Common Stock or Preferred Stock, any Change to Section 2.3, 2.8, 2.9, 3.1, 3.2, 3.3, 3.5, 3.6, 4.4, 7.1 or 8.3 of the Bylaws of the Corporation which Change is not unanimously approved by the directors of the Corporation then in office must be approved by the affirmative vote of at least 66-2/3% of the Voting Power. Subject to the foregoing, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws of the Corporation.

     ARTICLE XIII:  Certain Supermajority Provisions

     So long as any shares of Class B Common Stock are outstanding, in addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Common Stock or Preferred Stock, the following matters must be approved by the affirmative vote of 80% of the Voting Power: (i) any Change in any provision of this Certificate of Incorporation (other than any Change that relates solely to Articles I, III or VI hereof); (ii) any Change to Section 2.3, 2.8, 2.9, 3.1, 3.2, 3.3, 3.5, 3.6, 3.10, 3.11, 3.13, 4.4, 7.1 or 8.3 of the Bylaws of the
Corporation which change is not unanimously approved by the directors of the Corporation then in office; and (iii) any Sale of the Corporation. So long as any shares of Class B Common Stock are outstanding, in addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Common Stock or Preferred Stock, the Corporation shall not issue shares of any class or series of Preferred Stock having voting rights in excess of one vote per share without the approval of all of the directors of the Corporation.

                                       8